Exhibit 99.1

Unaudited Pro Forma Consolidated Financial Statements

As previously disclosed in the Current Report on Form 8-K filed by Fortress Biotech, Inc. (“Fortress” or the “Company”) with the Securities and Exchange Commission (the “SEC)” on March 10, 2025, Checkpoint Therapeutics, Inc., a Delaware corporation (“Checkpoint”) and subsidiary of Fortress, entered into an Agreement and Plan of Merger, dated as of March 9, 2025 (as subsequently amended on April 14, 2025, the “Merger Agreement”), with Sun Pharmaceutical Industries, Inc., a Delaware corporation (“Sun Pharma”), and Snoopy Merger Sub, Inc., a Delaware corporation (“Merger Sub”). On May 30, 2025 (“Closing Date”), Merger Sub merged with and into Checkpoint (the “Merger”) pursuant to the Merger Agreement, with Checkpoint continuing as the surviving corporation of the Merger and a wholly owned subsidiary of Sun Pharma and therefore was deconsolidated as a subsidiary of Fortress (“Subsidiary Sale”). In connection with the closing of the Merger and pursuant to the Merger Agreement, Fortress will receive approximately $28.0 million in cash and be eligible for up to $4.8 million upon achievement of a corresponding milestone associated with the contingent value rights issued under a Contingent Value Rights Agreement.

The unaudited pro forma consolidated financial statements were derived from the Company’s historical consolidated financial statements for the respective periods. The unaudited pro forma consolidated balance sheet as of March 31, 2025 gives effect to the Subsidiary Sale as if it had occurred on March 31, 2025. The unaudited pro forma consolidated statements of operations for the quarter ended March 31, 2025 gives effect to the Subsidiary Sale as if it had occurred on January 1, 2025. The unaudited pro forma consolidated statements of operations for the year ended December 31, 2024 gives effect to the Subsidiary Sale as if it had occurred on January 1, 2024.

The unaudited pro forma adjustments are based on available information and certain assumptions that we believe are reasonable as of the date of the Current Report on Form 8-K to which these unaudited pro forma consolidated financial statements are included. Assumptions underlying the pro forma adjustments related to the Subsidiary Sale are described in the accompanying notes. The pro forma adjustments reflected herein are based on management’s expectations regarding the Subsidiary Sale. The unaudited pro forma consolidated financial statements are presented for illustrative purposes only and do not purport to indicate the results of operations of future periods or the results of operations that actually would have been realized had the Subsidiary Sale closed on the dates or during the periods presented.

The unaudited pro forma consolidated financial statements should be read in conjunction with the audited December 31, 2024 consolidated financial statements and notes thereto contained in the Company’s Annual Report on Form 10-K filed on March 31, 2025 and with the unaudited March 31, 2025 consolidated financial statements and notes thereto contained in the Company’s Quarterly Report on Form 10-Q filed on May 15, 2025.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of March 31, 2025

(in thousands except for share and per share amounts)

		Pro Forma
	As reported	Adjustments		Pro Forma
ASSETS
Current assets
Cash and cash equivalents	$91,339	$(2,203)	(a), (b)	$89,136
Accounts receivable, net	18,025	—		18,025
Inventory	12,496	—		12,496
Other receivables - related party	309	—		309
Prepaid expenses and other current assets	4,734	(1,123)	(b)	3,611
Total current assets	126,903	(3,326)		123,577

Property, plant and equipment, net	2,796	—		2,796
Operating lease right-of-use asset, net	13,303	—		13,303
Restricted cash	1,220	—		1,220
Intangible assets, net	30,798	—		30,798
Other assets	3,051	—		3,051
Total assets	$178,071	$(3,326)		$174,745

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Accounts payable and accrued expenses	$66,286	$(14,742)	(b)	$51,544
Income taxes payable	952	—		952
Common stock warrant liabilities	261	(260)	(b)	1
Operating lease liabilities, short-term	2,159	—		2,159
Partner company notes payable, short-term	1,875	—		1,875
Other current liabilities	2,141	—		2,141
Total current liabilities	73,674	(15,002)		58,672

Notes payable, long-term, net	56,382	—		56,382
Operating lease liabilities, long-term	13,820	—		13,820
Other long-term liabilities	1,709	—		1,709
Total liabilities	145,585	(15,002)		130,583

Commitments and contingencies

Stockholders’ equity (deficit)
Cumulative redeemable perpetual preferred stock, $0.001 par value, 15,000,000 authorized, 5,000,000 designated Series A shares, 3,427,138 shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively, liquidation value of $25.00 per share	3	—		3
Common stock, $0.001 par value, 200,000,000 shares authorized, 29,554,966 and 27,908,839 shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively	30	—		30
Additional paid-in-capital	773,668	—		773,668
Accumulated deficit	(751,451)	26,625	(b)	(724,826)
Total stockholders' equity attributed to the Company	22,250	26,625		48,875

Non-controlling interests	10,236	(14,949)	(b)	(4,713)
Total stockholders' equity (deficit)	32,486	11,676		44,162
Total liabilities and stockholders' equity (deficit)	$178,071	$(3,326)		$174,745

Unaudited Pro Forma Condensed Statements of Operations

For the Three Months Ended March 31, 2025

(in thousands except for share and per share amounts)

		Pro Forma
	As reported	Adjustments		Pro Forma
Revenue
Product revenue, net	$13,139	$—		$13,139

Operating expenses
Cost of goods - (excluding amortization of acquired intangible assets)	4,790	—		4,790
Amortization of acquired intangible assets	1,065	—		1,065
Research and development	3,938	(3,788)	(b)	150
Selling, general and administrative	25,663	(7,361)	(b)	18,302
Total operating expenses	35,456	(11,149)		24,307
Loss from operations	(22,317)	11,149		(11,168)

Other income (expense)
Interest income	490	(1)	(b)	489
Interest expense and financing fee	(2,805)	—		(2,805)
Loss on common stock warrant liabilities	(47)	62	(b)	15
Gain on deconsolidation	—	26,625	(a)	26,625
Other income (expense)	(12)	2	(b)	(10)
Total other expense	(2,374)	26,688		24,314
Net loss	(24,691)	37,837		13,146

Net loss attributable to non-controlling interests	14,107	(10,122)		3,985
Net loss attributable to Fortress	$(10,584)	$27,715		$17,131

Preferred A dividends declared and paid and/or cumulated, and Fortress' share of subsidiary deemed dividends	(2,131)	—		(2,131)
Net loss attributable to common stockholders	$(12,715)	$27,715		$14,999

Net loss per common share - basic and diluted	$(0.93)	1.43		$0.50
Net loss per common share attributable to non - controlling interests - basic and diluted	$0.53	(0.38)		$0.15
Net loss per common share attributable to common stockholders - basic and diluted	$(0.48)	1.05		$0.57

Weighted average common shares outstanding - basic and diluted	26,450,218	26,450,218		26,450,218

Unaudited Pro Forma Condensed Statements of Operations

For the Year Ended December 31, 2024

(in thousands except for share and per share amounts)

		Pro Forma
	As reported	Adjustments		Pro Forma
Revenue
Product revenue, net	$55,134	$—		$55,134
Collaboration revenue	1,500	—		1,500
Revenue - related party	41	(41)	(b)	—
Other revenue	1,000	—		1,000
Net revenue	57,675	(41)		57,634

Operating expenses
Cost of goods - (excluding amortization of acquired intangible assets)	20,879	—		20,879
Amortization of acquired intangible assets	3,424	—		3,424
Research and development	56,629	(36,152)	(b)	20,477
Research and development - licenses acquired	252	—		252
Selling, general and administrative	87,731	(20,063)	(b)	67,668
Loss recovery	(4,553)	—		(4,553)
Asset impairment	3,692	—		3,692
Total operating expenses	168,054	(56,215)		111,839
Loss from operations	(110,379)	56,174		(54,205)

Other income (expense)
Interest income	2,683	(11)	(b)	2,672
Interest expense and financing fee	(13,527)	—		(13,527)
Loss on common stock warrant liabilities	(638)	73	(b)	(565)
Gain on deconsolidation	—	26,625	(a)	26,625
Other income (expense)	1,318	4	(b)	1,322
Total other expense	(10,164)	26,691		16,527
Loss before income tax expense	(120,543)	82,865		(37,678)

Income tax expense	312	—		312
Net loss	(120,855)	82,865		(37,990)

Net loss attributable to non-controlling interests	74,858	(42,995)		31,863
Net loss attributable to Fortress	$(45,997)	$39,870		$(6,127)

Preferred A dividends declared and paid and/or cumulated, and Fortress' share of subsidiary deemed dividends	(9,893)	—		(9,893)
Net loss attributable to common stockholders	$(55,890)	$39,870		$(16,021)

Net loss per common share attributable to common stockholders - basic and diluted	$(2.69)	1.92		$(0.77)

Weighted average common shares outstanding - basic and diluted	20,784,334	20,784,334		20,784,334

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

1.	Basis of Pro Forma Presentation

The accompanying unaudited pro forma condensed consolidated financial statements of the Company were prepared in accordance with Article 11 of Regulation S-X and are based on the historical condensed consolidated financial information of the Company. The condensed consolidated financial information has been adjusted in the accompanying pro forma financial statements to give effect to the disposition of the Company's ownership in Checkpoint.

2.	Adjustments to the Pro Forma Condensed Consolidated Balance Sheet

Explanations of the adjustments to the pro forma condensed consolidated balance sheet are as follows:

(a)Adjustment represents cash consideration received from the sale of Checkpoint.

(b)Adjustments represent the elimination of assets and liabilities attributable to Checkpoint.

3.	Adjustments to the Pro Forma Condensed Consolidated Statements of Operations

Explanations of the adjustments to the pro forma condensed consolidated statements of operations are as follows:

(a)Adjustment reflects a $26.6 million pre-tax gain on the sale of Checkpoint calculated as follows:

Cash received	$ 27,971
Less: carrying value of investment in Checkpoint	1,347
Pro forma gain before income taxes	26,625
Provision for income taxes	-
Pro forma net gain on the sale of Checkpoint	$ 26,625

(b)Adjustments reflect the elimination of revenues, costs and expenses directly attributable to Checkpoint.